Exhibit 99.1

FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Ram Ganesh, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended June 24, 2018
FREMONT, Calif., July 26, 2018 - Lam Research Corp. (Nasdaq: LRCX) today announced financial results for the quarter ended June 24, 2018 (the “June 2018 quarter”).
Highlights for the June 2018 quarter were as follows:

•	Shipments of $3.03 billion and revenue of $3.13 billion.

•	U.S. GAAP gross margin of 47.3%, U.S. GAAP operating margin of 30.6%, and U.S. GAAP diluted EPS of $5.82.

•	Non-GAAP gross margin of 48.0%, non-GAAP operating margin of 31.8%, and non-GAAP diluted EPS of $5.31.
Key Financial Data for the Quarters Ended June 24, 2018 and March 25, 2018
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	June 2018	March 2018	Change Q/Q
Shipments	$3,028,390	$3,134,677	- 3%
Revenue	$3,125,928	$2,892,115	+ 8%
Gross margin as percentage of revenue	47.3%	46.0%	+ 130 bps
Operating margin as percentage of revenue	30.6%	28.6%	+ 200 bps
Diluted EPS	$5.82	$4.33	+ 34%

Non-GAAP
	June 2018	March 2018	Change Q/Q
Shipments	$3,028,390	$3,134,677	- 3%
Revenue	$3,125,928	$2,892,115	+ 8%
Gross margin as percentage of revenue	48.0%	46.8%	+ 120 bps
Operating margin as percentage of revenue	31.8%	30.0%	+ 180 bps
Diluted EPS	$5.31	$4.79	+ 11%
U.S. GAAP Financial Results
For the June 2018 quarter, revenue was $3,126 million, gross margin was $1,479 million, or 47.3% of revenue, operating expenses were $524 million, operating margin was 30.6% of revenue, and net income was $1,021 million, or $5.82 per diluted share on a U.S. GAAP basis. This compares to revenue of $2,892 million, gross margin of $1,331 million, or 46.0% of revenue, operating expenses of $503 million, operating margin of 28.6% of revenue, and net income of $779 million, or $4.33 per diluted share, for the quarter ended March 25, 2018 (the “March 2018 quarter”). Net income in the June 2018 quarter was positively impacted by a $116 million reversal of the provisional charge associated with the December 2017 U.S. tax reform.
Non-GAAP Financial Results
For the June 2018 quarter, non-GAAP gross margin was $1,502 million or 48.0% of revenue, non-GAAP operating expenses were $507 million, non-GAAP operating margin was 31.8% of revenue, and non-GAAP net income was $932 million, or $5.31 per diluted share. This compares to non-GAAP gross margin of $1,353 million or 46.8% of revenue, non-GAAP operating expenses of $486 million, non-GAAP operating margin of 30.0% of revenue, and non-GAAP net income of $852 million, or $4.79 per diluted share for the March 2018 quarter.
“Lam’s June quarter results confirmed 2018 as the strongest fiscal year in our history, with over 11 billion dollars in revenues, approximately 18 dollars in non-GAAP diluted earnings per share and 2.7 billion dollars of cash generated from operations,” said Martin Anstice, Lam Research’s chief executive officer. “Essentially unsurpassed in our industry, the multi-year growth at Lam has been enabled by the increased prominence of Etch and Deposition in the semiconductor device manufacturing process flow and the broadening of our product and services portfolio over many years. Our forward-looking optimism is reinforced by the fundamental opportunity of silicon technologies, enabling a new generation of cognitive computing applications and services, combined with the expectation of sustainable investment by our customers, who in turn are pursuing inspiring and enhanced value creation agendas.”
Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances decreased to $5.2 billion at the end of the June 2018 quarter compared to $6.7 billion at the end of the March 2018 quarter. This decrease was primarily the result of $1.3 billion of share repurchases, including net share settlement on employee stock-based compensation, combined with $817 million of debt reductions, partially offset by $718 million of cash generated in operating activities.

Deferred revenue at the end of the June 2018 quarter decreased to $994 million as compared to $1.1 billion at the end of the March 2018 quarter. Deferred profit at the end of the June 2018 quarter decreased to $720 million as compared to $749 million at the end of the March 2018 quarter. Lam’s deferred revenue balance does not include shipments to customers in Japan, to whom title does not transfer until customer acceptance. Shipments to customers in Japan are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to customers in Japan was approximately $607 million as of June 24, 2018 and $526 million as of March 25, 2018.
Geographic Distribution
The geographic distribution of shipments and revenue during the June 2018 quarter is shown in the following table:

Region	Shipments	Revenue
Korea	29%	35%
China	25%	21%
Japan	21%	18%
Taiwan	11%	10%
Europe	5%	6%
United States	5%	5%
Southeast Asia	4%	5%
Outlook
For the September 2018 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Revenue	$2.3 Billion	+/-	$150 Million	—		$2.3 Billion	+/-	$150 Million
Gross margin	45.0%	+/-	1%	$22	Million	46.0%	+/-	1%
Operating margin	24.3%	+/-	1%	$38	Million	26.0%	+/-	1%
Net income per diluted share	$2.98	+/-	$0.20	$36	Million	$3.20	+/-	$0.20
Diluted share count	163 Million			—		163 million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, balance sheet valuation adjustments, financing arrangements, other investments, measurement period adjustments associated with U.S. tax reform, or other significant arrangements that may be completed after the date of this release. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross margin - amortization related to intangible assets acquired through business combinations, $22 million.

•	Operating margin - amortization related to intangible assets acquired through business combinations, $38 million.

•
Earnings per share - amortization related to intangible assets acquired through business combinations, $38 million; amortization of note discounts, $1 million; and associated tax benefit for non-GAAP items ($3) million; totaling $36 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the June 2018 and March 2018 quarters exclude amortization related to intangible assets acquired through business combinations, acquisition and integration costs associated with a business combination, amortization of note discounts, tax benefit of non-GAAP items, and income tax benefit on the conclusion of tax matters related to a prior business combination. Additionally, the June 2018 quarter non-GAAP results exclude estimated income tax benefit associated with U.S. tax reform and the March 2018 quarter non-GAAP results exclude realized loss on sale or impairment of investments associated with repatriation.
Management uses non-GAAP gross margin, operating expense, operating income, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: the estimated future revenue from shipments to customers in Japan; our revenue, industry, performance and general outlooks, and their drivers; our future strategic relevance to customers; our vision of the Company’s future; technology demand trends; the legal and business factors that may affect our future tax rate; and our guidance for shipments, revenue, gross margin, operating margin, net income or earnings per diluted share, provisional tax estimate, and diluted share count. Some factors that may affect these forward-looking statements include: business, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; and the actions of our customers and competitors may be inconsistent with our expectations, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 25, 2017 and quarterly reports on Form 10-Q for the fiscal quarters ended September 24, 2017, December 24, 2017 and March 25, 2018. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
About Lam Research
Lam Research Corp. is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. As a trusted, collaborative partner to the world’s leading semiconductor companies, we combine superior systems engineering capability, technology leadership, and unwavering commitment to customer success to accelerate innovation through enhanced device performance. In fact, today, nearly every advanced chip is built with Lam technology. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX-F)
Consolidated Financial Tables Follow.
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LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	June 24, 2018	March 25, 2018	June 25, 2017	June 24, 2018	June 25, 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
Revenue	$3,125,928	$2,892,115	$2,344,907	$11,076,998	$8,013,620
Cost of goods sold	1,646,520	1,561,401	1,275,946	5,911,966	4,410,261
Gross margin	1,479,408	1,330,714	1,068,961	5,165,032	3,603,359
Gross margin as a percent of revenue	47.3%	46.0%	45.6%	46.6%	45.0%
Research and development	327,713	305,412	285,712	1,189,514	1,033,742
Selling, general and administrative	196,500	197,791	175,310	762,219	667,485
Total operating expenses	524,213	503,203	461,022	1,951,733	1,701,227
Operating income	955,195	827,511	607,939	3,213,299	1,902,132
Operating income as a percent of revenue	30.6%	28.6%	25.9%	29.0%	23.7%
Other income (expense), net	2,954	(55,810)	(4,444)	(61,510)	(90,459)
Income before income taxes	958,149	771,701	603,495	3,151,789	1,811,673
Income tax benefit (expense)	62,997	7,099	(77,071)	(771,108)	(113,910)
Net income	$1,021,146	$778,800	$526,424	$2,380,681	$1,697,763
Net income per share:
Basic	$6.35	$4.80	$3.25	$14.73	$10.47
Diluted	$5.82	$4.33	$2.82	$13.17	$9.24
Number of shares used in per share calculations:
Basic	160,916	162,378	162,213	161,643	162,222
Diluted	175,432	179,779	186,427	180,782	183,770
Cash dividend declared per common share	$1.10	$0.50	$0.45	$2.55	$1.65
(1) Derived from audited financial statements.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 24, 2018	March 25, 2018	June 25, 2017
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$4,512,257	$4,698,995	$2,377,534
Investments	437,338	1,785,976	3,663,628
Accounts receivable, net	2,176,936	2,082,632	1,673,398
Inventories	1,876,162	1,693,128	1,232,916
Other current assets	147,218	165,066	195,022
Total current assets	9,149,911	10,425,797	9,142,498
Property and equipment, net	902,547	826,500	685,595
Restricted cash and investments	256,301	256,587	256,205
Goodwill and intangible assets	1,802,740	1,825,891	1,796,668
Other assets	367,979	328,724	241,799
Total assets	$12,479,478	$13,663,499	$12,122,765
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of convertible debt and capital leases	$610,030	$1,423,265	$908,439
Other current liabilities	2,540,278	2,525,155	2,041,676
Total current liabilities	3,150,308	3,948,420	2,950,115
Long-term debt and capital leases	1,806,562	1,781,731	1,784,974
Income taxes payable	851,936	818,700	120,178
Other long-term liabilities	90,629	230,620	280,186
Total liabilities	5,899,435	6,779,471	5,135,453
Temporary equity, convertible notes	78,192	80,973	169,861
Stockholders’ equity (2)	6,501,851	6,803,055	6,817,451
Total liabilities and stockholders’ equity	$12,479,478	$13,663,499	$12,122,765
(1) Derived from audited financial statements.
(2) Common shares issued and outstanding were 156,892 as of June 24, 2018, 164,100 as of March 25, 2018 and 161,723 as of June 25, 2017.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Twelve Months Ended
	June 24, 2018	March 25, 2018	June 25, 2017	June 24, 2018	June 25, 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,021,146	$778,800	$526,424	$2,380,681	$1,697,763
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,119	82,236	79,036	326,395	306,905
Deferred income taxes	212,260	19,060	35,069	3,046	104,936
Equity-based compensation expense	47,214	41,095	43,802	172,216	149,975
Impairment of investment	—	42,456	—	42,456	—
(Gain) Loss on early extinguishment of debt	—	—	(73)	—	36,252
Amortization of note discounts and issuance costs	959	4,342	6,114	14,428	25,282
Other, net	10,391	17,866	8,224	33,718	19,001
Changes in operating assets and liabilities	(658,731)	64,524	30,676	(317,193)	(310,832)
Net cash provided by operating activities	718,358	1,050,379	729,272	2,655,747	2,029,282
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(79,655)	(49,057)	(34,811)	(273,469)	(157,419)
Business acquisitions, net of cash acquired	—	—	—	(115,697)	—
Net sale (purchase) of available-for-sale securities	1,341,475	2,134,886	93,858	3,152,886	(1,883,886)
Transfers of restricted cash and investments	286	(603)	(48)	(96)	(5,784)
Other, net	(826)	638	103	(15,184)	(11,524)
Net cash provided by (used for) investing activities	1,261,280	2,085,864	59,102	2,748,440	(2,058,613)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations and payments for debt issuance costs	(178,279)	(228,166)	(2,445)	(755,694)	(1,688,313)
Net (repayment) proceeds from commercial paper	(638,367)	199,024	—	359,604	—
Proceeds from borrowings on revolving credit facility	—	—	—	750,000	—
Repayments of borrowings on revolving credit facility	—	—	—	(750,000)	—
Excess tax benefit on equity-based compensation plans	—	—	38,635	—	38,635
Treasury stock purchases	(1,306,309)	(80,105)	(525,778)	(2,653,249)	(811,672)
Dividends paid	(82,005)	(79,739)	(73,709)	(307,609)	(243,495)
Re-issuance of treasury stock related to employee stock purchase plan	41,567	—	23,120	75,624	59,663
Proceeds from issuance of common stock	2,626	2,517	369	9,258	12,913
Other, net	(2)	7	(1)	9	(125)
Net cash used for financing activities	(2,160,769)	(186,462)	(539,809)	(3,272,057)	(2,632,394)
Effect of exchange rate changes on cash and cash equivalents	(5,607)	4,041	399	2,593	(63)
Net (decrease) increase in cash and cash equivalents	(186,738)	2,953,822	248,964	2,134,723	(2,661,788)
Cash and cash equivalents at beginning of period	4,698,995	1,745,173	2,128,570	2,377,534	5,039,322
Cash and cash equivalents at end of period	$4,512,257	$4,698,995	$2,377,534	$4,512,257	$2,377,534
(1) Derived from audited financial statements.

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	June 24, 2018	March 25, 2018
Revenue	$3,125,928	$2,892,115
Gross margin	$1,501,750	$1,353,056
Gross margin as percentage of revenue	48.0%	46.8%
Operating expenses	$507,416	$486,022
Operating income	$994,334	$867,034
Operating margin as a percentage of revenue	31.8%	30.0%
Net income	$931,956	$851,795
Net income per diluted share	$5.31	$4.79
Shares used in per share calculation - diluted	175,432	177,786
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 24, 2018	March 25, 2018
U.S. GAAP net income	$1,021,146	$778,800
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	22,342	22,342
Amortization related to intangible assets acquired through certain business combinations -selling, general and administrative	16,069	17,074
Business combination acquisition and integration related costs - selling, general and administrative	728	107
Amortization of note discounts - other expense, net	1,851	2,860
Realized loss on sale or impairment of investments - other expense, net	—	46,641
Net income tax benefit on non-GAAP items	(4,686)	(11,518)
Income tax benefit on conclusion of certain tax matters	(9,656)	(4,511)
Income tax benefit associated with U.S. tax reform	(115,838)	—
Non-GAAP net income	$931,956	$851,795
Non-GAAP net income per diluted share	$5.31	$4.79
GAAP net income per diluted share	$5.82	$4.33
U.S. GAAP number of shares used for per diluted share calculation	175,432	179,779
Effect of convertible note hedge	—	(1,993)
Non-GAAP number of shares used for per diluted share calculation	175,432	177,786

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended
	June 24, 2018	June 25, 2017
U.S. GAAP net income	$2,380,681	$1,697,763
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	88,640	85,000
Product rationalization - cost of goods sold	—	6,127
Product rationalization - research and development	—	1,650
Cost associated with campus consolidation - research and development	—	3,556
Amortization related to intangible assets acquired through certain business combinations - selling, general and administrative	66,630	64,332
Costs associated with business process reengineering - selling, general and administrative	2,078	7,487
Business combination acquisition and integration related costs - selling, general and administrative	2,864	9,972
Litigation settlement - selling, general and administrative	—	4,000
Amortization of note discounts - other expense, net	12,225	22,869
Realized loss on sale or impairment of investments - other expense, net	46,641	—
Costs related to early termination of KLA-Tencor acquisition funding - other expense, net	—	34,518
KLA-Tencor pre-acquisition funding interest expense, net - other expense, net	—	20,391
Net income tax benefit on non-GAAP items	(26,722)	(47,941)
Income tax benefit on conclusion of certain tax matters	(14,720)	(109,191)
Income tax expense associated with U.S. tax reform	641,051	—
Non-GAAP net income	$3,199,368	$1,800,533
U.S. GAAP net income per diluted share	$13.17	$9.24
Non-GAAP net income per diluted share	$17.87	$9.98
U.S. GAAP number of shares used for per diluted share calculation	180,782	183,770
Effect of convertible note hedge	(1,711)	(3,302)
Non-GAAP number of shares used for per diluted share calculation	179,071	180,468

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	June 24, 2018	March 25, 2018
U.S. GAAP gross margin	$1,479,408	$1,330,714
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	22,342	22,342
Non-GAAP gross margin	$1,501,750	$1,353,056
U.S. GAAP gross margin as a percentage of revenue	47.3%	46.0%
Non-GAAP gross margin as a percentage of revenue	48.0%	46.8%
U.S. GAAP operating expenses	$524,213	$503,203
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(16,069)	(17,074)
Costs associated with business process reengineering	—	—
Business combination acquisition and integration related costs	(728)	(107)
Non-GAAP operating expenses	$507,416	$486,022
Non-GAAP operating income	$994,334	$867,034
GAAP operating margin as percent of revenue	30.6%	28.6%
Non-GAAP operating margin as a percent of revenue	31.8%	30.0%